Exhibit 99.1

RespireRx Pharmaceuticals Inc. Announces Patent Filings Claiming Novel Lipid Based Formulations for Insoluble Compounds, Including Cannabinoids Such as Dronabinol

Glen Rock, N.J., March 23, 2022 /Globe Newswire – RespireRx Pharmaceuticals Inc. (OTCQ:RSPI) (“RespireRx” or the “Company”), a leader in the discovery and development of innovative and revolutionary treatments to combat diseases caused by disruption of neuronal signaling, in association with Jeffrey King Managing Attorney at Patent Networks Law Group, is pleased to announce that it has filed a provisional patent application describing novel lipid based formulation technology (LFT) that may be used to improve the solubility and bioavailability of poorly soluble drugs, particularly cannabinoids. Low aqueous solubility is a major problem encountered during the formulation development of drug molecules, with an estimated 70% of current drug research pipelines containing such molecules. Because of its recent use in the formulation of mRNA vaccines for COVID-19, LFT has become a focus for formulation research efforts.

ResolutionRx, our business unit focused on pharmaceutical cannabinoids, has been developing dronabinol (a synthetic form of ∆9-tetrahydrocannabinol (“THC”)) that acts upon the nervous system’s endogenous cannabinoid receptors. Dronabinol was approved in 1985 by the FDA as Marinol® for the treatment of AIDS-related anorexia and later for the treatment of chemotherapy-induced nausea and vomiting. Using the commercial form of dronabinol, we have successfully completed two Phase 2 clinical trials demonstrating significant reductions in the major symptoms of obstructive sleep apnea (OSA). However, based on these results and those from pharmacokinetic studies, we have concluded that expansion of dronabinol’s use into OSA and other therapeutic indications will require new, improved formulations. As it is commercially sold, dronabinol is formulated as a sesame oil emulsion in a soft gelatin capsule that suffers from poor and highly variable absorption, low blood levels resulting from rapid and extensive (approximately 80%) first pass liver metabolism, as well as a relatively brief half-life (approximately 2 – 3 hours) requiring high doses in order to achieve sustained, therapeutic blood levels for 4 hours or longer.

In order to circumvent these problems, we have designated certain important properties around which we have created a number of lipid nanoparticle (LNP) formulations of dronabinol, three (3) of which (i) display appropriate water solubility and dissolution to improve absorption, (ii) nano-particle size and resistance to stomach acid conditions in order to reduce first pass liver metabolism and achieve higher and longer blood levels, as well as (iii) stability and ease of manufacturing to support commercial scale. Pending additional financing (availability of which cannot be assured), we plan to test these formulations in animal and human pharmacokinetic (PK) and pharmacodynamic (PD) studies. We believe that the development of a novel, proprietary formulation of dronabinol would not require significantly longer time to market entry compared to what would be required if we were to use the currently available soft gel capsule technology.

“We are very enthusiastic about our new LFT and its potential use in the development of formulations for a broad range of drugs, particularly our new dronabinol formulations. We believe that they may broaden the dronabinol market to include not only OSA but other indications, as well. For example, we believe that while dronabinol is approved for AIDS-related anorexia, its potential use in a broader form of the condition such as anorexia nervosa or avoidant restrictive food intake disorder (ARFID) would benefit from our improved formulations. Since dronabinol already has been approved for AIDS-related anorexia, we believe that a treatment specific formulation of dronabinol could be brought to market rapidly,” said Dr Arnold Lippa, Chief Scientific Officer, Interim President and Interim Chief Executive Officer and Executive Chairman of the Board. “The pharmaceutical use of cannabinoids is beginning to realize commercial expansion and we believe that our new technology can have significant impact.”

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the discovery and development of medicines for the treatment of psychiatric and neurological disorders, with a focus on treatments that address conditions affecting millions of people, but for which there are few or poor treatment options, including obstructive sleep apnea (“OSA”), attention deficit hyperactivity disorder (“ADHD”), epilepsy, pain and recovery from spinal cord injury (“SCI”), as well as certain neurological orphan diseases. RespireRx is developing a pipeline of new and re-purposed drug products based on our broad patent portfolios for two drug platforms: (i) pharmaceutical cannabinoids, which include dronabinol, a synthetic form of ∆9-tetrahydrocannabinol (“Δ9-THC”) that acts upon the nervous system’s endogenous cannabinoid receptors and (ii) neuromodulators, which include AMPAkines and GABAkines, proprietary chemical entities that positively modulate (positive allosteric modulators or “PAMs”) AMPA-type glutamate receptors and GABAA receptors, respectively.

The Company holds exclusive licenses and owns patents and patent applications or rights thereto for certain families of chemical compounds that claim the chemical structures and their uses in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

ResolutionRx: Pharmaceutical Cannabinoids.

Dronabinol. RespireRx’s ResolutionRx business unit is developing dronabinol, ∆-9-THC, a synthetic version of the naturally occurring substance in the cannabis plant, for the treatment of OSA, a serious respiratory disorder that impacts an estimated 29.4 million people in the United States according to the American Academy of Sleep Medicine (“AASM”), published in August 2016. OSA has been linked to increased risk for hypertension, heart failure, depression, and diabetes, and has an annual economic cost in the United States of $162 billion according to the AASM. There are no approved drug treatments for OSA.

Two Phase 2 clinical trials have been completed demonstrating the ability of dronabinol to significantly reduce the symptoms of OSA and, subject to raising sufficient financing (of which no assurance can be provided) and pending the outcome of an intended meeting with the FDA, RespireRx believes that it will be able to commence a pharmacokinetic study for a recently discovered and to-be-developed formulation followed by a Phase 3 clinical study for the treatment of OSA with the new formulation. Because dronabinol is already FDA approved for the treatment of AIDS related anorexia and chemotherapy induced nausea and vomiting, the Company further believes that its re-purposing strategy would only require approval by the FDA of a 505(b)(2) new drug application (“NDA”), an efficient regulatory pathway that allows the use of publicly available data.

EndeavourRx: Neuromodulators

GABAkines. Under a License Agreement with the University of Wisconsin-Milwaukee Research Foundation, Inc. (“UWMRF”) and on behalf of its EndeavourRx business unit, RespireRx has licensed rights to certain selectively acting GABAkines because of their ability to selectively amplify inhibitory neurotransmission at a highly specific, subset of GABAA receptors, thus producing a unique efficacy profile with reduced side effects. Preclinical studies have documented their efficacy in a broad array of animal models of interrelated neurological and psychiatric disorders including epilepsy, pain, anxiety, and depression in the absence of or with greatly reduced propensity to produce sedation, motor-impairment, tolerance, dependence and abuse. The Company currently is focusing on developing KRM-II-81 for the treatment of epilepsy and pain.

KRM-II-81 has displayed a high degree of anti-convulsant activity in a broad range of preclinical studies, including in treatment resistant and pharmaco-resistant models. Not only was KRM-II-81 highly effective in these models, but pharmaco-resistance or tolerance did not develop to its anti-convulsant properties. These latter results are particularly important because pharmaco-resistance occurs when medications that once controlled seizures lose efficacy as a result of chronic use and it is a principal reason some epileptic patients require brain surgery to control their seizures. In support of its potential clinical efficacy, translational studies have demonstrated the ability of KRM-II-81 to dramatically reduce epileptiform electrical activity when administered in situ to brain slices excised from treatment resistant epileptic patients undergoing surgery.

In addition, KRM-II-81 has displayed a high degree of analgesic activity in a broad range of preclinical studies. In intact animal models of pain, the analgesic efficacy of KRM-II-81 was comparable to or greater than commonly used analgesics. At the same time, KRM-II-81 did not display side effects such as sedation and motor impairment, but even more importantly, it did not produce tolerance, dependence, respiratory depression or behavioral changes indicative of abuse liability, which are produced by opioid narcotics and are at the heart of the opioid epidemic.

AMPAkines. Through an extensive translational research effort from the cellular level through Phase 2 clinical trials, the Company has developed a family of novel, low impact AMPAkines, including CX717, CX1739 and CX1942 that may have clinical application in the treatment of CNS-driven neurobehavioral and cognitive disorders, spinal cord injury, neurological diseases, and certain orphan indications. Our lead clinical compounds, CX717 and CX1739, have successfully completed multiple Phase 1 safety trials. Both compounds have also completed Phase 2 proof of concept trials demonstrating target engagement, by antagonizing the ability of opioids to induce respiratory depression.

AMPAkines have demonstrated positive activity in animal models of ADHD, results that have been extended translationally into statistically significant improvement of symptoms observed in a Phase 2 human clinical trial of CX717 in adults with ADHD. Statistically significant therapeutic effects were observed within one week. We believe AMPAkines may represent a novel, non-stimulant treatment for ADHD with a more rapid onset of action than alternative non stimulants, such as Straterra® (atomoxetine), and without the drawbacks of amphetamine-type stimulants.

In a series of important studies funded by grants from the National Institutes of Health and published in a number of peer reviewed articles, Dr. David Fuller (University of Florida), a long-time RespireRx collaborator, has demonstrated the ability of CX1739 and CX717, the Company’s lead AMPAkines, to improve motor nerve activity and muscle function in animal models of spinal cord injury (SCI).

Additional information about RespireRx and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Not a Securities Offering or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale of securities would be unlawful before registration or qualification under the laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s future plans, targets, estimates, assumptions, financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors.

In some cases, forward-looking statements may be identified by words including “assumes,” “could,” “ongoing,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” “contemplates,” “targets,” “continues,” “budgets,” “may,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words, and such statements may include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of the Company’s products candidates, (iv) reorganization plans, and (v) the need for, and availability of, additional financing. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release.

These factors include but are not limited to, regulatory policies or changes thereto, available cash, research and development results, issuance of patents, competition from other similar businesses, interest of third parties in collaborations with us, and market and general economic factors, and other risk factors disclosed in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on April 15, 2021 (the “2020 Form 10-K”).

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this press release. We cannot assure you that the forward-looking statements in this press release will prove to be accurate and therefore prospective investors, as well as potential collaborators and other potential stakeholders, are encouraged not to place undue reliance on forward-looking statements. You should read this press release completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

We caution investors, as well as potential collaborators and other potential stakeholders, not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in the 2020 Form 10-K and in this press release, as well as others that we may consider immaterial or do not anticipate at this time. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic, regulatory and competitive conditions, collaborations with third parties, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in the 2020 Form 10-K and in this press release. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

For more information about the risks and uncertainties the Company faces, see “Item 1A. Risk Factors” in our 2020 Form 10-K. Forward-looking statements speak only as of the date they are made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors, as well as potential collaborators and other potential stakeholders, to consult any further disclosures we may make on related subjects in our annual reports on Form 10-K and other reports that we file with or furnish to the SEC.

Company Contact:

Jeff Margolis

Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc.

126 Valley Road,

Suite C,

Glen Rock, NJ 07452

www.respirerx.com